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                                Kyzen Corporation
                             Conference Call Script
                                January 27, 1998

The statements in this press release/Conference Call that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Among the factors that can could cause actual results to differ materially from those projected are the following: business conditions and the general economy as they affect interest rates; business conditions as they affect manufacturers of chemical raw materials; the federal, state and local regulatory environment; availability of debt and equity capital with favorable terms and conditions; availability of new expansion and acquisition opportunities; changes in the financial condition or corporate strategy of the Company's primary customers; and the ability of the Company to develop new competitive product lines. Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Welcome to the Kyzen Corporation 1997 Q4 and year end conference call. We thank you for taking time to join us.

I will begin by reviewing the press release which was put on the wire this morning. I believe everyone on the call this morning should have received a copy by fax as well from Daemon Wright of Allen & Caron.

We have several matters to discuss as outlined in the press release, these include: 4th quarter and full year results, restatements of prior quarters earning, and recent executive personnel changes.

1997 was a record year for Kyzen.

Chemical revenue increased approximately 21% over Q4 96. Total quarterly revenue was even with Q4 96 at $1.39 million, reflecting strong chemical sales offset by equipment sales weakening from last years strong final quarter, as well as a seasonal


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affect due to the longer than usual Holiday period this year. Overall gross margins increased to approximately 48% for the quarter due to product mix, while chemical gross margins remained solid at historical levels. It is worth noting that international chemical sales for the quarter and year have rebounded to approximately 15% of sales from the depressed levels of 1996. As of yet we have seen no slow down in business from East Asia customers.

R&D expenses were approximately 8.0% for the quarter, within our expected range of 7-9% range reflecting the increased chemical product development work for optics and other new niche market. For the full year, R&D expenses continued its downward trend, finishing at about 8.5% decreasing from approximately 11.6% in 1996.

SG&A increased around 8% for Q4 and approximately 12.1% for the full year, the majority of that growth in the sales and marketing areas largely offset by double digit declines in G&A for both the quarter and the year. The growth rate on the selling expense line continues to moderate. The selling and marketing expenses are comprised of new sales and marketing people, promotional materials, increased capability and utilization of our applications laboratory, advertising, trade shows, etc.

These income statement related items were the main contributors to the $(163,745) or $(0.03) loss for the quarter as compared to an $(0.04) last year.

Looking at the full year, sales have risen approximately 10% to $5.46 mm from $4.96 mm last year, fueled by a nearly 20% growth in chemical sales. The net loss for the period was $(572)k or (11 cents) per share as compared with a $(757k) or (15 cents) per share in 1996.

Chemical sales growth is being driven by a variety factors:


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Our core chemical business continues to grow. The gains this quarter reflect continued growth with both new and existing customers in our current market segments of electronics, solid propellant, and television components. The quarter was marked by more of this steady, solid growth. We did see an exacerbated Holiday "lull" in ordering due to extended Holiday shutdowns this year. New business is under development for future growth in coming quarters.

Our balance sheet remains strong, with a current ratio of 2.9 : 1, total assets of $3.2 million, working capital of $1.3 million, cash and equivalents of $800k, and shareholders equity of $2.3 million.

Receivables have improved over last year, due to a focused effort throughout the year, and Payables have increased somewhat due to a change in accrual method for commissions and the year end adjustments, which I'll discuss next. Chemical inventory turns are consistent with historical norms, although we are beginning to purchase more raw materials in bulk quantities, which while helping on cost does tend increase inventories based on delivery schedules.

     As you read in the press release management has decided, with the concurrence of our auditors, to restate the previously announced first, second and third quarter 1997 earnings based on adjustments identified in the year-end closing process. The total adjustment for these three quarters was approximately $124,315 or $0.02 per share. These adjustments consisted of multiple items that individually would not be material, but in the aggregate necessitated management's decision to restate earnings. The adjustments involved clearing accounts, asset capitalization accounts, and other year-end adjustments of expenses. Steps have been taken and are currently being implemented to prevent the need for such adjustments in the future.

     As a result of these adjustments, we will amend our Forms 10-Q to restate results for the first quarter ended March 31, 1997, the second quarter ended June 30,



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1997 and the third quarter ended September 30, 1997. The effects on quarterly net income are approximately $28,238, $52,920, and $43,157, respectively, for the first three quarters of 1997. No prior year results were effected. Adjusted earnings per share for the first quarter of 1997 remain the same at a net loss of $0.05 per share; the adjusted loss for the second quarter of 1997 is $0.03 per share versus the previously stated loss of $0.02 per share; and for the third quarter of 1997, the adjustments resulted in no earnings per share versus previously reported net income of $0.01 per share.

     Additionally, we have announced that Ben. Wolfley, Vice President-Finance, Treasurer and Secretary, has resigned effective yesterday. I [Tom Forsythe], Vice President and Director, was named by the Board of Directors to serve as Treasurer and Chief Accounting Officer, and Tom Herrmann, Vice President, was named by the Board to serve as Corporate Secretary.

Returning our Business Strategy.

We are engaged in the further development of the electronics, rocket manufacture, and various precision metal cleaning opportunities. I will touch on some of the highlights.

Optics. We have commercialized our optical lens cleaning products, and expect sales will commence in early this yearQ1. Extensive field trials of Kyzen OPTISOLV products have been conducted both here and abroad, with very positive results. We expect the OPTISOLV products to be significant revenue contributors in '98 on a global basis.

PCS products. We continue to round out the PCS product line introduced last winter. PCS devices will be central to our efforts in the semiconductor marketplace. Sales during 97 were in line with our goals for the period.



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Semiconductor products. Our development work on customized semiconductor cleaning products continues. The development and evaluation program has been progressing very rapidly, and includes several world class manufactures from among our current electronics customer base. While their is much work remaining, we expect to complete and commercialize this new product segment early in '98.

Existing Core products. We expect solid growth from our core electronics and high-tech cleaning products in addition to the new growth areas listed above.

All in all Kyzen is poised to capitalize on the sales and development efforts of '97 as the new year begins. This concludes the formal portion of our conference call. Operator, we are ready for the first questions:


No more questions, Kyle Doyel and I thank you all for your time this morning. These are exciting times at Kyzen, and we look forward to speaking with you again soon.